Preliminary Draft – Not for Reliance; Subject to Change and Further Review Exhibit (c)(9) Analysis of Liquidity Mechanism Proposals December 2018Preliminary Draft – Not for Reliance; Subject to Change and Further Review Exhibit (c)(9) Analysis of Liquidity Mechanism Proposals December 2018

Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Liquidity Mechanism Valuation – Summary

- The analysis below compares the future "Current Equity Value" (as defined in Berlin's proposed term sheet) of OCGH units covered by the Years 3 – 7 liquidity mechanism a) under Oslo's and Berlin's latest proposals, and b) assuming Oslo financials per operating model provided to Berlin
  - In Oslo's latest proposal, valuation multiples are applied to management fee earnings based on the average of the trailing three fiscal years (with the exception of any sales / exchanges in Year 3, which would be based on average of trailing two years), and incentive fee earnings based on the average of the trailing two fiscal years
  - In Berlin's latest proposal, valuation multiples are applied to both management fee earnings and incentive fee earnings based on the average of the trailing three fiscal years
  - For illustrative purposes, values under each proposal are calculated based on both incentives created and incentives paid

NOMINAL IMPLIED SHARE PRICES AT ILLUSTRATIVE TRANSACTION MULTIPLES OF 12x FRE & 6x NET INCENTIVES

OSLO PROPOSAL (2- / 3-YEAR AVERAGE) | **BERLIN PROPOSAL (3-YEAR AVERAGE)**

Years 3 - 7 Blended Sale Price Per Share[1]	Oslo		Berlin	
	IC	IP	IC	IP
Nominal	$74.86	$63.40	$73.16	$63.20
PV @ 10.7% CoE	44.33	37.65	43.26	37.54
Years 3 - 7 Total Value from Liquidity Mechanism ($M)				
Nominal	$4,594	$3,891	$4,490	$3,878
PV @ 10.7% CoE	2,721	2,310	2,655	2,304


$94.50
$84.50
$73.65
$64.66
$56.99
$78.58
$71.54
$61.38
$54.24
$51.23
2021 (Year 3)
2022 (Year 4)
2023 (Year 5)
2024 (Year 6)
2025 (Year 7)


$92.95
$83.23
$72.22
$63.03
$54.36
$78.52
$70.30
$61.43
$54.88
$50.84
2021 (Year 3)
2022 (Year 4)
2023 (Year 5)
2024 (Year 6)
2025 (Year 7)
Incentives Created
Incentives Paid

P / W / P
PERELLA WEINBERG PARTNERS

Source: Oslo Management, PWP extrapolation
Note: (1) Assumes 39% remaining Oslo ownership stake post-closing (61.4M shares) is sold ratably (20% per year) in Years 3 – 7

2

Preliminary Draft – Not for Reliance; Subject to Change and Further Review

Liquidity Mechanism Valuation – Projected Financials

($ in millions)	Historical		Oslo Corporate Model Projections						Extrapolation	
				Year 1	*Year 2*	*Year 3*	*Year 4*	*Year 5*	*Year 6*	*Year 7*
	2016	**2017**	**2018**	**2019**	**2020**	**2021**	**2022**	**2023**	**2024**	**2025**
Fee Related Earnings (Pre-Tax)	$317	$291	$223	$276	$342	$323	$458	$539	$609	$689
Net Incentives Created (Pre-Tax)	325	307	236	311	365	454	539	602	683	775
Net Incentives Paid (Pre-Tax)	190	332	267	338	268	243	189	288	292	295
Net Cash		(88)	377	338	644	624	727	747	843	945
Corporate Investments (Incl. REIT Loans)	1,481	1,692	1,788	2,026	1,982	2,113	2,255	2,496	2,666	2,848
Fully Diluted Shares Outstanding			157.4	159.1	160.8	161.3	161.8	162.2	163.2	164.2
Implied Growth Rates[(1)]										
Fee Related Earnings			*(23.3%)*	*23.7%*	*24.0%*	*(5.5%)*	*41.8%*	*17.6%*	*13.0%*	*13.0%*
Net Incentives Created			*(23.3%)*	*32.0%*	*17.5%*	*24.3%*	*18.6%*	*11.7%*	*13.5%*	*13.5%*
Net Incentives Paid			*(19.6%)*	*26.5%*	*(20.8%)*	*(9.3%)*	*(22.1%)*	*52.6%*	*1.2%*	*1.2%*
Gross Cash			*70.6%*	*(3.5%)*	*28.3%*	*(1.5%)*	*7.5%*	*1.3%*	*6.4%*	*6.4%*
Corporate Investments			*5.7%*	*13.4%*	*(2.2%)*	*6.6%*	*6.7%*	*10.7%*	*6.8%*	*6.8%*
Shares Outstanding			*0.6%*	*1.1%*	*1.1%*	*0.3%*	*0.3%*	*0.3%*	*0.6%*	*0.6%*
Oslo Proposal (2- / 3-Year Trailing Averages)										
Fee Related Earnings						$333	$375	$440	$536	$613
Net Incentives Created						410	497	570	643	729
Net Incentives Paid						255	216	239	290	294
Berlin Proposal (3-Year Trailing Averages)										
Fee Related Earnings						$314	$375	$440	$536	$613
Net Incentives Created						377	453	532	608	687
Net Incentives Paid						283	233	240	256	292

P / W / P
PERELLA WEINBERG PARTNERS

Source: Oslo Management, PWP extrapolation
Note: (1) Years 6 – 7 extrapolated based on average of 2018 – 2023 growth rates, except for Gross Cash (based on average of 2019 – 2023 growth rates)

3

Preliminary Draft – Not for Reliance; Subject to Change and Further Review Legal Disclosures This Presentation has been provided to you by Perella Weinberg Partners and its affiliates (collectively “Perella Weinberg Partners” or the “Firm”) and may not be used or relied upon for any purpose without the written consent of Perella Weinberg Partners. The information contained herein (the “Information”) is confidential information. By accepting this Information, you agree that you will, and you will cause your directors, partners, officers, employees, attorney(s), agents and representatives to, use the Information only for your informational purposes and for no other purpose and will not divulge any such Information to any other party. Any reproduction of this Information, in whole or in part, is prohibited. These contents are proprietary information and products of Perella Weinberg Partners. The Information contained herein is not an offer to buy or sell or a solicitation of an offer to buy or sell any corporate advisory services or security or to participate in any corporate advisory services or trading strategy. Any decision regarding corporate advisory services or to invest in the investments described herein should be made after, as applicable, reviewing such definitive offering memorandum, conducting such investigations as you deem necessary and consulting the investor’s own investment, legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment or service. Nothing contained herein should be construed as tax, accounting or legal advice. You (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction. Perella Weinberg Partners LP, Tudor, Pickering, Holt & Co. Securities, Inc., and Tudor, Pickering, Holt & Co. Advisors, LLC are each members of FINRA (www.finra.org) and SIPC. 4Preliminary Draft – Not for Reliance; Subject to Change and Further Review Legal Disclosures This Presentation has been provided to you by Perella Weinberg Partners and its affiliates (collectively “Perella Weinberg Partners” or the “Firm”) and may not be used or relied upon for any purpose without the written consent of Perella Weinberg Partners. The information contained herein (the “Information”) is confidential information. By accepting this Information, you agree that you will, and you will cause your directors, partners, officers, employees, attorney(s), agents and representatives to, use the Information only for your informational purposes and for no other purpose and will not divulge any such Information to any other party. Any reproduction of this Information, in whole or in part, is prohibited. These contents are proprietary information and products of Perella Weinberg Partners. The Information contained herein is not an offer to buy or sell or a solicitation of an offer to buy or sell any corporate advisory services or security or to participate in any corporate advisory services or trading strategy. Any decision regarding corporate advisory services or to invest in the investments described herein should be made after, as applicable, reviewing such definitive offering memorandum, conducting such investigations as you deem necessary and consulting the investor’s own investment, legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment or service. Nothing contained herein should be construed as tax, accounting or legal advice. You (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction. Perella Weinberg Partners LP, Tudor, Pickering, Holt & Co. Securities, Inc., and Tudor, Pickering, Holt & Co. Advisors, LLC are each members of FINRA (www.finra.org) and SIPC. 4